Alan Cohen
Senior Vice President, Marketing and Public Relations
Office (787) 729-8256
alan.cohen@firstbankpr.com

FIRST BANCORP ANNOUNCES TERMINATION OF ORDER TO CEASE AND DESIST BY THE FEDERAL RESERVE BANK
OF NEW YORK

San Juan, Puerto Rico, June 30, 2008— First BanCorp (NYSE: FBP) today announced that, following the most recent examination of First BanCorp (the “Corporation”), the Federal Reserve Bank of New York (“FED”), under the delegated authority of the Board of Governors of the Federal Reserve System, has elected to terminate the Order to Cease and Desist dated March 16, 2006, relating to the mortgage-related transactions with other financial institutions.

“The termination of the Order to Cease and Desist is a testament to the Corporation’s commitment to take proactive measures to resolve all regulatory matters. This was the last remaining regulatory action imposed on the Corporation as a result of the restatement process, and, as of today, all regulatory orders previously imposed have been terminated,” commented Luis M. Beauchamp, Chairman and Chief Executive Officer of First BanCorp. “The Board of Directors and management remain steadfastly committed to maintaining the highest safety and soundness standards and comply fully with all regulatory programs,” concluded Mr. Beauchamp.

As mentioned before, with respect to the March 16, 2006 Cease and Desist Order, the Corporation has taken the required actions, including a substantial reduction of the credit risk concentration in connection with certain loans outstanding to two large mortgage originators in Puerto Rico to levels acceptable to regulatory agencies and within parameters set forth in the policies adopted by the Corporation.

About First BanCorp

First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida; of FirstBank Insurance Agency; and of Ponce General Corporation. First BanCorp, FirstBank Puerto Rico and FirstBank Florida, the thrift subsidiary of Ponce General, all operate within U.S. banking laws and regulations. The Corporation operates a total of 171 financial services facilities throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are Money Express, a finance company; First Leasing and Car Rental, a car and truck rental leasing company; and FirstMortgage, a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency, and First Express, a small loan company. First BanCorp’s common and preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE.

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, the risks arising from credit and other risks of the Corporation’s lending and investment activities, including the condo conversion loans in its Miami Agency; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; general economic conditions, including the interest rate scenario and the performance of the financial markets, which may affect demand for the Corporation’s products and services and the value of the Corporation’s assets, including the value of the interest rate swaps that economically hedge the interest rate risk mainly relating to brokered certificates of deposit and medium-term notes as well as other derivative instruments used for protection from interest rate fluctuations; risks arising from worsening economic conditions in Puerto Rico and in the United States market; changes in the Corporation’s expenses associated with acquisitions and dispositions; developments in technology; the impact of Doral Financial Corporation’s and R&G Financial Corporation’s financial condition on the repayment of their outstanding secured loans to the Corporation; the Corporation’s ability to issue brokered certificates of deposit and fund operations; risks associated with downgrades in the credit ratings of the Corporation’s securities; general competitive factors and industry consolidation; and risks associated with regulatory and legislative changes for financial services companies in Puerto Rico, the United States, and the U.S. and British Virgin Islands, could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from those anticipated or projected. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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